EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1988 Employee Stock Purchase Plan and the 1993 Stock Option Plan of Trimble Navigation Limited of our report dated January 25, 2000 with respect to the consolidated financial statements and schedule of Trimble Navigation Limited included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                                 /s/ ERNST & YOUNG LLP




Palo Alto, California
May 31, 2000


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